SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549


                            FORM 8-K

                ________________________________

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                Date of Report:  January 28, 1997
                (Date of earliest event reported)

                ________________________________


                     ECKLER INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

                ________________________________


      Florida               1-14082             59-1469577
  (State or other      (Commission File        (IRS Employer
  jurisdiction of           Number)         Identification No.)
  incorporation or
   organization)



     5200 South Washington Avenue, Titusville, Florida 32780
       (Address of principal executive offices, zip code)

                         (407) 269-9680
      (Registrant's telephone number, including area code)


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Item 5.                Other Events.

                On  January 28, 1997, the Registrant  closed  the
merger with Smart Choice Holdings, Inc., under a merger agreement dated December 30, 1996. In respect of the merger, approximately 3,259,367 restricted shares of Class A Common Stock and 1,257,389.5 restricted shares of Class B Common Stock were exchanged for all of the issued and outstanding common stock of Smart Choice. The Registrant expects to change its name to Smart Choice Holdings, Inc. in the near future and will maintain its headquarters in Titusville, Florida. The Registrant will be reorganized into a holding company that will encompass four divisions: the Registrant's on-going business of Corvette parts and accessories; new car sales and used car sales; insurance and auto finance; and, dealer development services. As a result of the merger, Registrant is now operating, through its Smart Choice subsidiary, two used car auto dealerships at three locations, an auto finance company, and an insurance services company, all of which are currently located in Florida. The Registrant plans to continue acquiring throughout the Southeast additional new and used auto dealerships, and related businesses engaged in auto finance and insurance. In connection with the merger, the Board of Directors elected Gary R. Smith as the new President of the Registrant and Ralph H. Eckler as Chairman of the Corvette parts and accessories division. In respect of the merger, Mr. Eckler entered into a new employment agreement with the Company, relinquished certain stock options, and received a stock option for 150,000 shares of Class A Common Stock, 100,000 of which are exercisable at $8.75 per share, and 50,000 of which are exercisable at $10.00 per share. Additionally, Ronald V. Mohr resigned from the Board of Directors. The Board increased the number of directors to six members and elected three additional
directors:   Robert J. Abrahams, David E. Bumgardner and Gary R.
Smith.


Item 7.                  Exhibits.

                     4.1   Non-Qualified Stock  Option  Agreement
               between  Ralph  H.  Eckler  and  Registrant  dated
               January 28, 1977.

                     4.2   Registration Rights Agreement  between
               Ralph  H. Eckler and the Registrant dated  January
               28, 1997.

                  10.1   Merger Agreement dated December 30, 1996

                   10.2    Executive Employment Agreement between
               Ralph H. Eckler and Registrant.

                  99.1   Press Release dated January 29, 1997

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              ECKLER INDUSTRIES, INC.



                              By:/s/ Gary R. Smith
February 11, 1997                    President


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                              INDEX TO EXHIBITS


4.1 Non-Qualified Stock Option Agreement between Ralph H. Eckler and Registrant dated January 28, 1997.

4.2 Registration Rights Agreement between Ralph H. Eckler and the Registrant dated January 28, 1997.

10.1  Merger Agreement dated December 30, 1996.

10.2  Executive Employment Agreement between Ralph H. Eckler and
      Registrant.

99.1  Press Release dated January 29, 1997.
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